Exhibit 32.2

Statement of Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Michael J. Catelani, the President, Chief Operating Officer and Chief Financial Officer of Anixa Biosciences, Inc., hereby certifies that:

1.	The Company’s Form 10-Q Quarterly Report for the period ended April 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael J. Catelani
Michael J. Catelani
President, Chief Operating Officer and Chief Financial Officer
June 10, 2026	(Principal Financial and Accounting Officer)